Exhibit 10.9

Form of Transfer Agency and Service Agreement	Page 1 of 16

FORM OF TRANSFER AGENCY AND SERVICE AGREEMENT

AGREEMENT made as of             , 2014, by and between GLOBAL CURRENCY GOLD TRUST, a Delaware statutory trust organized in series, having its principal office and place of business at 510 Madison Avenue, 9th Floor, New York, NY 10002 (the “Trust”), on its own behalf and on behalf of each of its series, as named on Schedule A, attached hereto (each a “Fund” and collectively, the “Funds”) and [    ], a [                    ] having its principal office and place of business at [                    ] (the “Bank”).

WHEREAS, the Trust, on behalf of each Fund, and designated agents will issue for purchase and redeem shares of each Fund only in aggregations of shares known as “Creation Units” (currently 50,000 shares or more) (each a “Creation Unit”);

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the initial record or registered owner (the “Shareholder”) of all shares;

WHEREAS, the Trust, on behalf of each Fund, desires to appoint the Bank as their respective transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.	Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of each Fund, hereby employs and appoints the Bank to act as, and the Bank agrees to act as the transfer agent for the authorized and issued shares of beneficial interest, no par value per share of each Fund (“Shares”), and as each Fund’s dividend disbursing agent.

1.2 The Bank agrees that it will perform the following services:

(a) In accordance with the terms and conditions of the form of Participant Agreement prepared by the Distributor, a copy of which is attached hereto as Exhibit A, the Bank shall:

(i) Perform and facilitate the performance of purchases and redemption of Creation Units for each Fund;

(ii) Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions declared by each Fund;

(iii) Maintain separate and distinct records for each Fund with respect to the name and address of the Shareholder and the number of Shares issued by each respective Fund and held by the Shareholder in each Fund;

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(iv) With respect to each Fund, record, separately and distinctly, the issuance of Shares of each Fund and maintain separate and distinct records of the total number of Shares of each Fund which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust;

(v) Prepare and transmit to the Trust and the Trust’s administrator, and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares of each Fund;

(vi) On days that the Trust, on behalf of each Fund, may accept orders for purchases or redemptions, calculate and transmit to the Bank and the Trust, on behalf of the applicable Fund(s), the number of outstanding Shares;

(vii) On days that the Trust, on behalf of each Fund, may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust, on behalf of the applicable Fund(s) and DTC the amount of Shares purchased on such day for each Fund;

(viii) Confirm to DTC the number of Shares issued to the Shareholder with respect to each Fund, as DTC may reasonably request;

(ix) Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x) Extend the voting rights to the Shareholder and/or beneficial owners of Shares in accordance with the policies and procedures of DTC for book-entry only securities;

(xi) Maintain separate and distinct books and records for each Fund as specified by the Trust, on behalf of each Fund, and as listed on Schedule B attached hereto; and

(xii) With respect to each Fund, prepare a monthly report of all purchases and redemptions during such month on a gross transaction basis. The monthly reports shall show the counterparty and amount of each purchase on a daily basis and the net number of Shares either redeemed or created for such Business Day.

(b) In addition to and neither in lieu nor in contravention of the services set forth in the above paragraph (a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to: maintaining the account of the Shareholder with respect to each Fund, obtaining a list of DTC participants holding interests in a Fund’s global certificate at the request of the Trust, mailing proxy materials, shareholder reports and prospectuses to the Shareholder or DTC participants or beneficial owners of Shares at the request of the Trust, on behalf of each Fund, and those services set forth on Schedule B attached hereto.

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(c) The following shall be delivered by the Trust, on behalf of each Fund, to DTC for delivery to beneficial owners in accordance with the procedures for book-entry only securities of DTC:

(i) Periodic reports of the Trust required under the Securities Exchange Act of 1934, as amended;

(ii) Proxies, proxy statements and other proxy soliciting materials;

(iii) Prospectus and amendments and supplements to the Prospectus, including stickers; and

(iv) Other communications as may be required by law or reasonably requested by the Trust.

(d) If the Shares are represented by individual Certificates, the Bank shall perform the services agreed to in writing by the Bank and the Trust.

(e) The Bank shall provide additional services (if any) on behalf of each Fund (i.e., escheatment services) which may be agreed upon in writing between the Trust, on its own behalf and on behalf of each Fund, and the Bank.

2.	Fees and Expenses

2.1 The Bank shall receive such consideration for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time-to-time in a written fee schedule approved by the parties and attached hereto.

2.2 In addition to the fee paid under Section 2.1 above, the Trust, on behalf of each Fund, agrees to reimburse the Bank for reasonable out-of-pocket expenses, including but not limited to confirmation production, postage, forms, telephone, microfilm, microfiche, tabulating proxies, records storage, or advances incurred by the Bank for the items set out from time-to-time in the written fee schedule approved by the parties and attached hereto or relating to dividend distributions and reports (whereas all expenses related to creations and redemptions of securities of each Fund shall be borne by the relevant authorized participant in such creations and redemptions). In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, on behalf of any Fund, will be reimbursed by any such Fund.

2.3 The Trust, on behalf of each Fund, agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the respective billing notice accompanied by supporting documentation, as appropriate. Postage for mailing of dividends, proxies, Trust and Fund reports and other mailings to all shareholder accounts shall be advanced to the Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

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3.	Representations and Warranties of the Bank

3.1 The Bank represents and warrants to the Trust and each Fund that:

It is a banking company duly organized and existing and in good standing under the laws of the State of [            ]. It is duly qualified to carry on its business in the State of [                    ].

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into and perform this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4.	Representations and Warranties of the Trust

4.1 The Trust represents and warrants to the Bank that:

It is a statutory trust, organized in series, duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust to enter into and perform this Agreement on behalf of itself and each Fund.

All corporate proceedings required by said Declaration of Trust have been taken to authorize it to enter into and perform this Agreement.

A registration statement under the Securities Act of 1933, as amended, on behalf of the Trust and each Fund is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Funds being offered for sale.

5.	Indemnification

5.1 The Bank shall not be responsible for, and the Trust shall indemnify and hold the Bank harmless from and against, any and all damages, costs, expenses, liabilities or claims (including reasonable attorneys’ and accountants’ fees) (“Losses”) which may sustain or incur or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement, arising out of or attributable to:

(a) All actions of the Bank taken pursuant to this Agreement or the Participant Agreement, provided that such actions are taken without the Bank’s own negligence, bad faith, willful misfeasance, reckless disregard of its duties hereunder, or breach of any representation or warranty of the Bank contained in this Agreement.

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5.2 Neither the Trust nor any Series of the Trust shall be responsible for, and the Bank shall indemnify and hold the Trust, its officers, directors and employees and their respective successors and permitted assigns, and the applicable Series harmless from and against, any and all Losses determined by a final arbiter of competent jurisdiction to have been caused by:

(a) The Bank’s own negligence, bad faith, willful misfeasance, reckless disregard of its duties hereunder; or

(b) The breach of any representation or warranty of the Bank hereunder.

(c) A party seeking indemnification hereunder (the “Indemnified Party”) shall (i) provide prompt notice to the other party of any claim (“Claim”) for which it intends to seek indemnification, (ii) grant control of the defense and for settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party shall have the right at its own expense to participate in the defense of any Claim, but shall not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification shall not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

6.	Standard of Care and Limitation of Liability

6.1 The Bank shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement. The Bank shall have no responsibility and shall not be liable for any Losses, except that the Bank shall be liable to the Trust for direct money damages caused by its own negligence, bad faith, willful misfeasance, reckless disregard of its duties hereunder or that of its employees, or its breach of any representation or warranty of the Bank contained in this Agreement. In no event will the Bank be liable for:

(a) The conclusive good faith reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(b) The conclusive good faith reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

(c) The offer or sale of Shares by or for the Trust in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

6.2 Neither the Trust nor the Bank shall otherwise be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable.

6.3 All obligations of the Trust under this Agreement shall apply only on a Series by Series basis, and the assets of one Series shall not be liable for the obligations of another Series.

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7.	Concerning the Bank

7.1 Upon receipt of the Trust’s prior written consent (which shall not be unreasonably withheld), the Bank may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems reasonably necessary or appropriate, provided that such delegee or agent is qualified to perform such delegated duties; provided, however, that no such delegation of its duties and obligations hereunder shall discharge the Bank from any of its obligations or any liability hereunder. The Bank shall not however be liable for any loss or expense arising out of, or in connection with, the actions or omissions to act of such permitted agents or attorneys-in-fact, provided that (1) such permitted agents or attorneys-in-fact agree to be bound by substantially the same obligations and restrictions with respect to the delegated service, and be liable to the same extent, as the Bank pursuant to this Agreement; and (2) the Bank acted in good faith and with reasonable care in the selection and retention of such agents or attorneys-in-fact. Notwithstanding the foregoing, Trust consent shall not be required for any such delegation to any other subsidiary of the Bank, and the Bank shall be liable for the acts or omissions of any such affiliate as if such act or omissions were its own.

7.2 The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Trust, on behalf of each Fund, agrees to forward to the Bank written instructions confirming oral instructions by the close of business on the same day that such oral instructions are given to the Bank. The Trust, on behalf of each Fund, agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank. If the Trust, on behalf of each Fund, elects to transmit written instructions through an on-line communication system offered by the Bank, the Trust’s use thereof shall be subject to the terms and conditions attached hereto as Appendix A.

7.3 The Bank shall establish and maintain a disaster recovery plan and back-up system at all times satisfying the requirements of all applicable law, rules, and regulations and which is reasonable under the circumstances (the “Disaster Recovery Plan and Back-Up System”). The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, transportation, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation, provided that the Bank has established and is maintaining the Disaster Recovery Plan and Back-Up System, or if not, that such delay or failure would have occurred even if the Bank had established and was maintaining the Disaster Recovery Plan and Back-Up System. Upon the occurrence of any such delay or failure, the Bank shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

7.4 The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

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7.5 At any time the Bank may apply to an officer of the Trust for written instructions with respect to any Fund and to the Trust or any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank shall not be liable for any action taken or omitted to be taken by the Bank in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in good faith accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted. The Bank may consult counsel to the Trust or its own counsel, at the expense of the Trust or the respective Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in accordance with the advice or opinion of such counsel.

7.6 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The legality of the issue, sale or transfer of any Shares of a Fund, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust, on behalf of a Fund, to request such issuance, sale or transfer;

(b) The legality of the purchase of any Shares of a Fund, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust, on behalf of a Fund, to request such purchase;

(c) The legality of the declaration of any dividend by the Trust, on behalf of any Fund, or the legality of the issue of any Shares in payment of any stock dividend; or

(d) The legality of any recapitalization or readjustment of the Shares of any Fund.

8.	Covenants of the Trust and the Bank

8.1 The Trust shall promptly furnish to the Bank the following:

(a) A copy of the Declaration of Trust and all amendments thereto.

(b) Shares of each Fund will be transferred upon presentation to the Bank of the applicable Shares to its electronic account at DTC, accompanied by such documents as the Bank deems necessary to evidence the authority of the person making such transfer, and bearing satisfactory evidence of the payment of applicable stock transfer taxes, if any. In the case of small estates where no administration is contemplated, the Bank may, when furnished with an appropriate surety bond, and without further approval of the Trust, on behalf of a Fund, transfer Shares registered in the name of the decedent where the current market value of the Shares being

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transferred does not exceed such amount as may from time to time be prescribed by the various states. The Bank reserves the right to refuse to transfer Shares until it is satisfied that the endorsements on documents submitted to it are valid and genuine, and for that purpose it may require, unless otherwise instructed by an Officer of the Trust, a guaranty of signature by an “eligible guarantor institution” meeting the requirements of the Bank, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Bank in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. The Bank also reserves the right to refuse to transfer Shares until it is satisfied that the requested transfer is legally authorized, and it shall incur no liability for the refusal in good faith to make transfers which the Bank, in its judgment, deems improper or unauthorized, or until it is satisfied that there is no basis to any claims adverse to such transfer. The Bank may, in effecting transfers of Shares, rely upon those provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code, as the same may be amended from time to time, applicable to the transfer of securities, and the Trust shall indemnify the Bank for any act done or omitted by it in good faith in reliance upon such laws.

(c) The Bank assumes no responsibility with respect to the transfer of restricted securities where counsel for the Trust advises that such transfer may be properly effected.

8.2 [Section Reserved]

8.3 Prior to the issuance of any additional Shares pursuant to stock dividends, stock splits or otherwise, and prior to any reduction in the number of Shares outstanding, the Trust, on behalf of any Fund, shall deliver the following documents to the Bank:

(a) A certified copy of the resolutions adopted by the sponsor of the Trust authorizing such issuance of additional Shares of the applicable Fund(s) or such reduction, as the case may be;

(b) A certified copy of the order or consent of each governmental or regulatory authority required by law as a prerequisite to the issuance or reduction of such Shares, as the case may be, and an opinion of counsel for the Trust that no other order or consent is required; and

(c) An opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefor), (ii) the status of the Trust with regard to the Investment Company Act of 1940, as amended, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

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8.4 The Bank agrees that all records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the applicable Fund, and will be preserved, maintained and made available upon reasonable request, and will be surrendered promptly to the Trust, on behalf of the applicable Fund, on and in accordance with its request. The Bank further agrees that all records prepared or maintained by the Bank for each Fund relating to the services to be performed by the Bank hereunder will be maintained in separate and distinct files created for each Fund.

8.5 The Bank and the Trust agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be or may become required by law, by administrative or judicial order or by rule.

8.6 In case of any requests or demands for the inspection of the Shareholder records of any Fund, the Bank will promptly employ reasonable commercial efforts to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person other than its auditors, accountants, regulators, employees or counsel, whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

8.7 The Trust, on behalf of each Fund, shall, or shall cause a third party to, prepare and file such appropriate information returns concerning the payment and composition of dividends and capital gain distributions and tax withholding with the proper Federal, State and local authorities as are required by law to be filed by the Trust and shall withhold such sums as are required to be withheld by applicable law.

9.	Termination of Agreement

9.1 The term of this Agreement, with respect to each Fund, shall be one year commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one year terms unless any party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided below:

(a) Any party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of the Trust, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within ninety (90) days of receipt of such notice.

(b) The Trust, on behalf of each Fund, may, terminate this Agreement prior to the expiration of the Initial Term upon ninety (90) days’ prior written notice in the event that the sponsor determines to liquidate the Trust or any Fund and terminate its registration with the Securities and Exchange Commission other than in connection with a merger or acquisition of the Trust.

(c) Termination by the Trust, on behalf of any Fund, shall not affect this Agreement with respect to any other Fund.

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9.2 Should the Trust, on behalf of any Fund, exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the terminating Fund. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination.

9.3 The terms of Article 2 and Article 6 shall survive the termination of this Agreement.

10.	Additional Series

In the event that the Trust establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

11.	Assignment

11.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12.	Severability and Beneficiaries

12.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust, on behalf of any Fund, and the Bank, and vice versa, without the written consent of the other.

12.2 This Agreement is solely for the benefit of the Bank and the Trust, and none of any Participant (as defined in the Participation Agreement), the Distributor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

13.	Amendment

13.1 This Agreement may be amended or modified by a written agreement executed by both parties.

14.	Choice of Law

14.1 Except with respect to Section 6.4 above, which shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware, this Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust, on behalf of each Fund, and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City,

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New York in connection with any dispute arising hereunder. The Trust, on behalf of each Fund, hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust, on behalf of each Fund, and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

15.	Merger of Agreement

15.1 Except as expressly provided to the contrary from time-to-time in the written fee schedule approved by the parties and attached hereto, this Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

16.	Limitations of Liability of the Trustee and Shareholders

16.1 It is expressly acknowledged and agreed that the obligations of the Trust, on behalf of each Fund, hereunder shall not be binding upon any shareholder, Trustee, officer, employee or agent of the Trust, personally. This Agreement has been duly authorized, executed and delivered by the Trust, on behalf of each Fund, and neither such authorization nor such execution and delivery shall be deemed to have been made by any of them individually or to impose any liability on any of them personally.

17.	Counterparts

17.1 This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

GLOBAL CURRENCY GOLD TRUST, on behalf of each Fund listed on Appendix I

By:
Name:
Title:

[THE BANK]

By:
Name:
Title:

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SCHEDULE A

Global Currency Gold Fund

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SCHEDULE B

BOOKS AND RECORDS TO BE MAINTAINED BY BANK

The Bank shall maintain separate and distinct files for each Fund with respect to the following:

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Keep on file copies of year-end Statements and Tax Forms prepared by each Fund’s accountants

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Exhibit A

Form of Participant Agreement

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Fee Schedule